EXHIBIT 1

                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF OCTOBER 9, 1998

                                  BY AND AMONG

                        HI-RISE RECYCLING SYSTEMS, INC.,

                             BPI ACQUISITION CORP.,

                               RONALD J. MCCRACKEN

                                       AND

                                  BES-PAC, INC.


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                          AGREEMENT AND PLAN OF MERGER

                                      INDEX
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ARTICLE I - THE MERGER................................................................1
   1.1     Merger and Surviving Corporation...........................................1
   1.2     Effective Time.............................................................2
   1.3     Subsequent Action..........................................................2

ARTICLE II - ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION........2
   2.1     Articles of Incorporation..................................................2
   2.2     The Bylaws.................................................................2
   2.3     Officers and Directors.....................................................2

ARTICLE III - CONVERSION OR CANCELLATION OF SHARES IN THE MERGER AND OTHER
              CONSIDERATION...........................................................3
   3.1     Conversion or Cancellation of Shares.......................................3
   3.2     Earn-Out Consideration.....................................................3
   3.3     Certain Adjustments........................................................4

ARTICLE IV - CLOSING..................................................................5
   4.1     The Closing................................................................5
   4.2     Deliveries at Closing......................................................5

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER AND THE COMPANY.........6
   5.1     Organization and Corporate Power; Subsidiaries.............................6
   5.2     Authorization..............................................................6
   5.3     Capital Stock; Title to Shares.............................................7
   5.4     Title, Condition to Personal Property......................................7
   5.5     Government Approvals.......................................................8
   5.6     Financial Information; Indebtedness........................................8
   5.7     Events Subsequent to the Date of the Financial Statements..................9
   5.8     Litigation................................................................10
   5.9     Compliance with Laws......................................................10
   5.10    Taxes.....................................................................10
   5.11    Real Property.............................................................11
   5.12    Assets Comprising the Business............................................11
   5.13    Patents, Trademarks, Etc..................................................12
   5.14    Employee Matters..........................................................12
   5.15    Licenses and Permits......................................................13
   5.16    Changes in Third-Party Payors.............................................13
   5.17    Contracts and Commitments.................................................13

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   5.18    Bank Accounts.............................................................14
   5.19    Insurance Coverage........................................................14
   5.20    ERISA.....................................................................15
   5.21    No Brokers or Finders.....................................................15
   5.22    Assumptions, Guarantees, Etc. of Indebtedness of Other Persons............16
   5.23    No Conflicts or Defaults..................................................16
   5.24    Environmental Compliance..................................................16
   5.25    Customers and Suppliers...................................................18
   5.26    Accounts Payable; Accounts Receivable.....................................18
   5.27    Books and Records.........................................................18
   5.28    Solvency..................................................................19
   5.29    Disclosures...............................................................19
   5.30    Restrictions on Shares; Investor Knowledge................................19
   5.31    Product Warranty..........................................................20
   5.32    Product Liability.........................................................20
   5.33    Transferred Assets and Liabilities, Etc...................................21

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF THE PARENT AND MERGER SUB.............21
   6.1     Organization and Corporate Power..........................................21
   6.2     Authorization.............................................................22
   6.3     Absence of Conflicting Agreements.........................................22
   6.4     No Brokers or Finders.....................................................22
   6.5     Hi-Rise Shares............................................................22
   6.6     SEC Reports...............................................................22
   6.7     Capitalization of Merger Sub; Continuation of Business....................22

ARTICLE VII - AFFIRMATIVE COVENANTS..................................................23
   7.1     Mutual Covenants..........................................................23
   7.2     Parent Covenants..........................................................25

ARTICLE VIII - OBLIGATIONS OF PARTIES AFTER CLOSING..................................26
   8.1     Survival of Representations and Warranties................................26
   8.2     Indemnification...........................................................26
   8.3     Restrictions..............................................................29
   8.4     Delivery of Records.......................................................29
   8.5     Cooperation; Further Assistance...........................................30
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ARTICLE IX - CONDITIONS TO THE OBLIGATIONS OF THE PARENT AND MERGER SUB..............30
   9.1     Representations and Warranties............................................30
   9.2     Certified Documents, Etc..................................................30
   9.3     Consents and Waivers......................................................30
   9.4     Litigation................................................................30
   9.5     Proceedings...............................................................30
   9.6     Employment and Non-Competition Agreement..................................31
   9.7     Amendments to Lease Agreements............................................31
   9.8     No Material Adverse Change................................................31

ARTICLE X - CONDITIONS OF THE OBLIGATIONS OF THE SHAREHOLDER.........................31
   10.1    Representations and Warranties............................................31
   10.2    Litigation................................................................32
   10.3    Consents and Waivers......................................................32
   10.4    Certified Documents, Etc..................................................32
   10.5    Employment and Non-Competition Agreement..................................32
   10.6    Repayment of Loans........................................................32
   10.7    Amendments to Lease Agreements............................................32

ARTICLE XI - NON-COMPETITION AND NON-INTERFERENCE....................................32
   11.1    Non-Competition; Non-Interference.........................................32

ARTICLE XII - TERMINATION............................................................34
   12.1    Termination...............................................................34
   12.2    Effect of Termination.....................................................34

ARTICLE XIII - CERTAIN DEFINITIONS...................................................34

ARTICLE XIV - MISCELLANEOUS..........................................................36
   14.1    Amendments and Waivers....................................................36
   14.2    Notices...................................................................36
   14.3    Expenses..................................................................37
   14.4    Indemnification for Broker Fees...........................................37
   14.5    Counterparts..............................................................37
   14.6    Effect of Headings........................................................37
   14.7    Further Assurances........................................................37
   14.8    Governing Law; Arbitration................................................37
   14.9    Attorneys' Fees...........................................................38
   14.10   Publicity.................................................................38
   14.11   Entire Agreement..........................................................38
   14.12   Severability..............................................................38
   14.13   Binding Effect and Assignment.............................................38
   14.14   Specific Performance......................................................38
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                                        LIST OF EXHIBITS
EXHIBIT A             -    Articles of Merger
EXHIBIT B             -    Form of Convertible Promissory Note
EXHIBIT C             -    Opinion of Counsel to the Shareholder and the Company
EXHIBIT D             -    Opinion of Counsel to the Parent and Merger Sub
EXHIBIT E             -    Registration Rights Provisions
EXHIBIT F             -    Form of Employment and Non-Competition Agreement by and between the
                           Parent and Ronald J. McCracken
EXHIBIT G             -    Form of Employment Agreement by and between the Parent and Certain
                           Bes-Pac Key Sales Employees
EXHIBIT H-1           -    Form of Lease Amendment for Allen Street Property
EXHIBIT H-2           -    Form of Lease Amendment for 183rd Street Property
EXHIBIT I             -    Form of Lease Amendment for Conover Property
EXHIBIT J             -    Form of Shareholder Loan Repayment Agreement


                                        LIST OF SCHEDULES

Schedule 3.2          -    Adjustments to Net Earnings
Schedule 5.1          -    Qualifications to do Business of the Company
Schedule 5.4(a)       -    Title to Property; Inventory Locations
Schedule 5.4(b)       -    Permitted Liens
Schedule 5.6(b)       -    Liabilities
Schedule 5.6(c)       -    Indebtedness
Schedule 5.7          -    Events Subsequent to the Date of the Financial Statements
Schedule 5.8          -    Litigation
Schedule 5.9          -    Compliance with Laws
Schedule 5.11         -    Real Property
Schedule 5.12         -    Assets Comprising the Business
Schedule 5.13         -    Patents, Trademarks, Etc.
Schedule 5.14         -    Employee Matters
Schedule 5.15         -    Licenses and Permits
Schedule 5.17         -    Contracts and Commitments
Schedule 5.18         -    Bank Accounts
Schedule 5.19         -    Insurance Coverage
Schedule 5.20(b)      -    List of Plans
Schedule 5.20(c)      -    Employees Subject to COBRA
Schedule 5.21         -    Brokers or Finders
Schedule 5.22         -    Assumptions; Guaranties
Schedule 5.23         -    No Conflicts or Defaults
Schedule 5.24         -    Environmental Compliance
Schedule 5.25         -    Customers and Suppliers
Schedule 5.30         -    Parent SEC Reports
Schedule 5.32         -    Product Liability
Schedule 9.6          -    Certain Key Company Employees
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                                       iv

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER, dated as of October 9, 1998 (the "Agreement"), is entered into by and among (i) RONALD J. McCRACKEN (the "Shareholder"), (ii) BES-PAC, INC., a South Carolina corporation (the "Company"), (iii) HI-RISE RECYCLING SYSTEMS, INC., a Florida corporation (the "Parent"), and (iv) BPI ACQUISITION CORP., a South Carolina corporation and wholly-owned subsidiary of the Parent ("Merger Sub"). Merger Sub and the Company are hereinafter referred to collectively as the "Constituent Corporation." Certain capitalized terms used herein are defined in Article XIII hereof.

                                R E C I T A L S:

         WHEREAS, the respective Boards of Directors of the Parent, Merger Sub and the Company deem it desirable and in the best interests of their respective corporations and shareholders that the Company merge with and into Merger Sub in a statutory merger in accordance with the laws of the State of South Carolina; and

         WHEREAS, the Shareholder is the holder of all the outstanding shares of capital stock of the Company; and

         WHEREAS, the Parent, Merger Sub, the Company and the Shareholder desire to make certain representations, warranties, covenants and agreements in connection with the merger provided for herein;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1 MERGER AND SURVIVING CORPORATION. Subject to the terms and conditions of this Agreement and pursuant to the applicable laws of the State of South Carolina, at the Effective Time (as defined in Section 1.2 herein) the Company shall be merged with and into Merger Sub, and the separate corporate existence of the Company shall thereupon cease (the "Merger"). Merger Sub shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of South Carolina and the separate corporate existence of Merger Sub with all its rights, privileges, immunities and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in Section 33-11-106 of the South Carolina Business Corporation Act (the "SCBCA").

                                       1
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         1.2 EFFECTIVE TIME. At or prior to the Closing Date (as defined below),
Merger Sub and the Company will cause Articles of Merger, in the form attached hereto as Exhibit A (the "Articles of Merger"), to be executed and filed with the Secretary of State for the State of South Carolina (the "Secretary of
State") as provided in Section 33-11-105 of the SCBCA. The Merger shall become effective on the date specified in the Articles of Merger as the effective date of the Merger, and such time, which shall be immediately following the Closing Date, is hereinafter referred to as the "Effective Time."

         1.3 SUBSEQUENT ACTION. If, at any time after the Effective Time, the Surviving Corporation shall determine or be advised that any bills of sale, assignments or any other actions or things are necessary or desirable to perfect, confirm, record or otherwise vest in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title, and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the terms and provisions of this Agreement.

                                   ARTICLE II
                      ARTICLES OF INCORPORATION AND BYLAWS
                          OF THE SURVIVING CORPORATION

         2.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of Merger Sub shall be the Articles of Incorporation of the Surviving Corporation, until duly amended in accordance with their terms and the SCBCA, except that Article I thereof shall be amended to read in its entirety as follows: "The name of the corporation is Bes-Pac, Inc. (hereinafter called the "Corporation")."

         2.2 THE BYLAWS. The Bylaws of Merger Sub shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with their terms and the SCBCA.

         2.3 OFFICERS AND DIRECTORS. The officers of Merger Sub shall be the officers of the Surviving Corporation and the directors of Merger Sub shall be the directors of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation and removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

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                                   ARTICLE III
               CONVERSION OR CANCELLATION OF SHARES IN THE MERGER
                             AND OTHER CONSIDERATION

         3.1      CONVERSION OR CANCELLATION OF SHARES.

                  (a) At the Effective Time, each share of common stock, no par value (the "Company Common Stock"), of the Company held by the Shareholder which is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive (i) cash in an amount equal to the quotient determined by dividing Three Million Dollars ($3,000,000) by the number of outstanding shares of Company Common Stock, payable by wire transfer or official bank or cashier's check, (ii) a number of shares (the "Firm Hi-Rise Shares") of the Parent's common stock, $.01 par value per share (the "Hi-Rise Common Stock"), equal to the quotient determined by dividing (x) 1,890,500 (which amount represents approximately 19.9% of the number of shares of Hi-Rise Common Stock anticipated to be outstanding immediately prior to the Effective
Time) by (y) the number of outstanding shares of Company Common Stock, (iii) a convertible promissory note of the Parent in the principal amount equal to the quotient determined by dividing (v) $1,219,000 by (w) the number of outstanding shares of Company Common Stock, in the form attached hereto as Exhibit B (the "Note"), and (iv) the contingent right to receive additional cash and additional shares of Hi-Rise Common Stock as set forth in SECTION 3.2 below (the "Per Share Merger Consideration"). All of the shares of Company Common Stock by virtue of the Merger and without any action on the part of the holder thereof, shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and the holder of a certificate or certificates representing shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares, except to receive from Merger Sub, after surrender of such certificate or certificates, the Per Share Merger Consideration.

                  (b) At the Effective Time, each share of Company Common
Stock issued and held in the Company's treasury, if any, shall, by virtue of the Merger and without any action on the part of the Company, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

                  (c) At the Effective Time, each share of common stock, par value $.01 per share (the "Merger Sub Common Stock"), of Merger Sub issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of Merger Sub or the holder of such shares, be converted into and thereafter represent one validly issued, fully paid and nonassessable share of the common stock, par value $.01 per share (collectively, the "Surviving Shares"), of the Surviving Corporation.

         3.2 EARN-OUT CONSIDERATION. The Shareholder shall be entitled to receive for each share of Company Common Stock held by him immediately prior to the Effective Time (i) cash in an amount equal to the quotient determined by dividing one-third (1/3) of the amount of the Earn-Out Payment (as defined below) by the number of shares of Company Common Stock


                                       3
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outstanding immediately prior to the Effective Time, payable by wire transfer or official bank or cashier's check, and (ii) a number of shares (the "Contingent Hi-Rise Shares" and, together with the Firm Hi-Rise Shares, the "Hi-Rise
Shares") of Hi-Rise Common Stock equal to the quotient determined by dividing
(x) the number of shares of Hi-Rise Common Stock having a Modified Fair Market Value, as defined below, equal to two-thirds (2/3) of the amount of the Earn-Out Payment by (y) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time. For purposes of this Section 3.2, the "Earn-Out Payment" shall be equal to the sum of (A) $1,000,000 plus (B) five (5) times the amount, if any, by which the Surviving Corporation's Adjusted Net Earnings (as defined below) for the twelve (12) month period following the Closing Date (the "Earn-Out Period") exceeds One Million Eight Hundred Thousand Dollars ($1,800,000), provided, however, that in no event shall the total Earn-Out Payment exceed Two Million Dollars ($2,000,000). The Earn-Out Payment shall be payable to the Shareholder, as promptly as practicable following the final determination, as set forth below, of the Surviving Corporation's Adjusted Net Earnings for the Earn-Out Period. For purposes of this SECTION 3.2, subject to the provisions of SECTION 3.3, "Modified Fair Market Value" per share of the Hi-Rise Common Stock shall be the average (the "12-Month Average") of the last reported sales prices of the Hi-Rise Common Stock as reported on the NASDAQ Small-Cap Market for the last day of each month during the Earn-Out Period. For purposes of this Agreement, "Adjusted Net Earnings" shall mean the Surviving Corporation's net earnings for the Earn-Out Period without regard to taxes, depreciation and amortization as determined in accordance with GAAP, subject to the adjustments set forth on Schedule 3.2 attached hereto.

         The Surviving Corporation's independent certified public accountants shall compute Adjusted Net Earnings promptly after the close of the Earn-Out Period and furnish the same to the Shareholder. The Shareholder and his advisors shall have a period of thirty (30) days following receipt of such determination to evaluate the same. During such period, Parent shall afford the Shareholder and his agents reasonable access to all books, records, work papers and other items necessary to complete such evaluation, provided, that the Shareholder and its agents shall hold all such information in confidence. The Shareholder may object to such determination by giving written notice thereof to Parent within such 30-day period specifying in reasonable detail the disputed items. If the Parent and the Shareholder are unable to agree on the determination of Adjusted Net Earnings within thirty (30) days from Parent's receipt of such objection notice from Shareholder, Adjusted Net Earnings shall be determined by the Tampa, Florida office of Ernst & Young, whose determination shall be final, binding and conclusive on the parties, and their fees and expenses shall be paid equally by the Parent and the Shareholder. If the Shareholder does not object to the determination of Adjusted Net Earnings by the Surviving Corporation's independent certified public accountants within such 30-day period, the determination of the Surviving Corporation's independent certified public accountants shall be final, binding and conclusive.

                  3.3 CERTAIN ADJUSTMENTS. It is the intention of the parties that the Merger shall qualify as a tax-free reorganization pursuant to
Section 368(a)(2)(D) of the Code. If the fair market value, as determined by taking the mean between the highest and lowest quoted selling prices of the Hi-Rise Common Stock as reported on the NASDAQ Small-Cap Market for the


                                       4
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trading day immediately preceding the date of payment of the Earn-Out Payment
(the "NASDAQ Value"), of the number of Contingent Hi-Rise Shares to be issued pursuant to Section 3.2 hereof in payment of a portion of the Earn-Out Payment, as such number of shares is calculated utilizing the 12-Month Average, is less than forty-five percent (45%) of the amount of the Earn-Out Payment, then the "Modified Fair Market Value" per share of the Hi-Rise Common Stock shall be the NASDAQ Value and the number of Contingent Hi-Rise Shares to be issued pursuant to Section 3.2 hereof shall be recalculated utilizing the NASDAQ Value.

                                   ARTICLE IV
                                     CLOSING

         4.1 THE CLOSING. The closing (the "Closing") of the transactions contemplated by the Agreement shall be held at the offices of Greenberg Traurig, P.A., 1221 Brickell Avenue, Miami, Florida on the date which is two (2) business days following the date on which all of the conditions to each party's obligations hereunder have been satisfied or waived or such other date as the parties may agree in writing, but in any event not later than November 30, 1998 (the "Closing Date").

         4.2 DELIVERIES AT CLOSING. At the Closing and subject to the terms and conditions herein contained:

                  (a) The Company and the Shareholder shall deliver to the Parent and Merger Sub the following:

                           (i) a legal opinion of Shumaker, Loop & Kendrick, LLP, counsel to the Shareholder and the Company, in substantially the form attached hereto as EXHIBIT C;

                           (ii) a certificate signed by the Chairman of the Board or other authorized officer of the Company and by the Shareholder, dated as of the Closing Date, stating that the conditions in SECTION 9.1 have been satisfied as of the Closing;

                           (iii) the certificates representing all of the outstanding share of Company Common Stock, duly endorsed or accompanied by stock powers duly endorsed in blank, free and clear of any and all Liens;

                           (iv) the Articles of Merger duly executed by an authorized officer of the Company; and

                           (v) such other certificates and other evidence as Parent or its counsel may request as to the satisfaction of the conditions to Parent's obligations set forth herein.

                  (b) The Parent and Merger Sub shall deliver to the Shareholder the following:

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

                           (i) a legal opinion of Greenberg Traurig, P.A., counsel for the Parent and Merger Sub, in substantially the form attached as EXHIBIT D;

                           (ii) the Per Share Merger Consideration payable at the Effective Time in accordance with SECTION 3.1 hereof;

                           (iii) the Articles of Merger duly executed by an authorized officer of Merger Sub; and

                           (iv) a certificate signed by the Chief Operating Officer or other authorized officer of each of the Parent and Merger Sub, dated as of the Closing Date, stating that the conditions in
         SECTION 10.1 have been satisfied as of the Closing.

                  (c) The Shareholder, the Company, the Parent and Merger
Sub, as applicable, shall deliver the other items contemplated under Articles IX and X hereof.

                                    ARTICLE V
                        REPRESENTATIONS AND WARRANTIES OF
                         THE SHAREHOLDER AND THE COMPANY

         In order to induce the Parent and Merger Sub to consummate the transactions under this Agreement, the Shareholder and the Company, jointly and severally, make the following representations and warranties:

         5.1 ORGANIZATION AND CORPORATE POWER; SUBSIDIARIES. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina and (ii) has all requisite corporate power and authority to own its properties and to carry on its business as presently conducted. The Company is duly licensed or qualified to do business as a foreign corporation and in good standing in the jurisdictions set forth on SCHEDULE 5.1, and in each jurisdiction wherein the character of its property, or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. Except as set forth on SCHEDULE 5.1, neither the Company, nor with respect to the Business, the Shareholder, files franchise, income or other Tax returns in any jurisdiction based upon the ownership or use of its property therein or its derivation of income therefrom. No proceeding anticipating or relating to the dissolution or merger of the Company or the amendment of the Company's articles of incorporation is pending or has been commenced or is contemplated. The Company is not in violation of its articles of incorporation or bylaws. A true and correct copy of each of the articles of incorporation and bylaws of the Company, as amended to date, has been furnished to the Parent and Merger Sub. The Company does not have any subsidiaries or participate in any partnership or joint venture, or own any outstanding capital stock of any other corporation.

         5.2 AUTHORIZATION. The Company has all necessary corporate power and authority, and has taken all necessary corporate action, including shareholder consent, required for the due authorization, execution, delivery and performance by the Company of this Agreement and the Related Agreements to which the Company is a party, and the consummation of the transactions contemplated herein or therein. The Shareholder has all necessary power and authority required for the execution, delivery and performance by the Shareholder of this Agreement and the Related Agreements to which the Shareholder is a party, and the consummation of the transactions contemplated herein and therein. This Agreement is, and upon execution and delivery, the Related Agreements to which the Shareholder and/or the Company is a party will be, valid and binding obligations of the Shareholder and the Company, as the case may be, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

         5.3 CAPITAL STOCK; TITLE TO SHARES.

                  (a) The authorized issued and outstanding capital stock of the Company consists of 6,504 shares of the Company Common Stock. All of the issued and outstanding shares of the Company Common Stock are owned beneficially and of record by the Shareholder (the "Shareholder's Shares"). All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding options, warrants, rights (including preemptive rights), calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of capital stock of the Company, other than as contemplated by this Agreement.

                  (b) The Shareholder now has, and on the Closing Date will have, good and marketable title to and unrestricted power to vote and sell the Shareholder's Shares, free and clear of any Lien.

         5.4 TITLE, CONDITION TO PERSONAL PROPERTY.

                  (a) Except as set forth on SCHEDULE 5.4(A), the Company owns, or has good and valid leasehold interests or licenses in, all of the personal property comprising the Company's assets (the "Assets"), and has good and valid title to all such personal property (tangible and intangible) (or in the case of personal property which is leased or licensed to it, the Company has the right to use such personal property superior in right to all others), subject to no Liens other than Permitted Liens (as defined below) or Liens which shall be removed at or prior to Closing. All of such personal property comprising equipment, improvements, furniture and other tangible personal property, whether owned or leased, is in reasonably good operating condition and repair except for normal wear and tear, and is functioning, in all material respects, in the manner and for the purpose for which it was intended, and is suitable to enable the Company to operate the Business in accordance with past practice. Neither the Shareholder nor the Company has granted any option or other right to acquire any portion of the Assets or the Business, other than with respect to the sale of inventory in the ordinary course of business.

There are no pending or, to the Knowledge of the Shareholder, threatened condemnation proceedings relating to any leased properties used in connection with the Business. The Company's inventory is carried on its books of account in accordance with GAAP, at the lower of cost or market, and the value of obsolete materials, materials below standard quality and slow-moving materials have been written down in accordance with GAAP. All inventory of the Company is located at the locations set forth on SCHEDULE 5.4(A).

                  (b) "Permitted Liens" means:

                           (i) each lien set forth on SCHEDULE 5.4(B) hereto;

                           (ii) carriers', warehouseman's, mechanic's, materialman's, repairmen's or other like liens arising in the ordinary course of business which do not exceed $25,000 in the aggregate;

                           (iii) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business, PROVIDED that each such deposit shall be included in the Assets;

                           (iv) pledges or deposits in connection with worker's compensation, unemployment insurance, and other social security legislation;

                           (v) liens for the payment of taxes accrued but not yet payable; and

                           (vi) liens that are being contested by the Company in good faith for which adequate reserves have been established in accordance with GAAP.

         5.5 GOVERNMENT APPROVALS. No consent, approval, license or authorization of, or designation, declaration or filing with, any Governmental Authority is or will be required on the part of the Shareholder or the Company in connection with the execution, delivery and performance by the Shareholder or the Company of this Agreement or any of the Related Agreements or the consummation of the transactions contemplated herein or therein, other than the filing of the Articles of Merger with the Secretary of State.

         5.6 FINANCIAL INFORMATION; INDEBTEDNESS.

                  (a) The Shareholder and the Company have delivered to the Parent true and complete copies of the Company's audited financial statements for the years ended October 31, 1995, 1996 and 1997 and for the nine months ended July 31, 1998 (collectively, the "Financial Statements"). The Financial Statements, together with the notes thereto, (i) were prepared in accordance with the books and records of the Company, which books and records are complete and accurate in all material respects, (ii) present fairly the financial condition of the Company as of the dates of the balance sheets included in the Financial Statements , (iii) present fairly, in accordance with GAAP, the results of operations of the Company for the periods covered by such statements, (iv) have been prepared on a basis consistent with the preparation of the Company's previous financial statements, (v) include all adjustments which are necessary for a fair presentation of the financial condition of the Company and of the results of operations of the Company for the periods covered by such statements and (vi) make full and adequate provisions for all liabilities or obligations of the Company, whether accrued, absolute, contingent or otherwise, in accordance with GAAP.

                  (b) Other than as set forth in the Financial Statements or as set forth on SCHEDULE 5.6(B), the Company has no liabilities or obligations, contingent or otherwise, which are not reflected in or reserved against in the Financial Statements in accordance with GAAP, except for liabilities incurred since the date of the Financial Statements in the ordinary course of business, consistent with past practices and not materially adverse to the Company. Since the date of the Financial Statements through the Closing Date, (i) there has been no change in the business, assets, liabilities, condition (financial or otherwise) or operations of the Company, except for changes which, individually or in the aggregate, would not have a Material Adverse Effect, and (ii) none of the business, condition (financial or otherwise), operations, property or affairs of the Company has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

                  (c) SCHEDULE 5.6(C) sets forth (i) the amount of all Indebtedness of the Company outstanding on the date hereof, (ii) any Lien with respect to such Indebtedness and (iii) a list of each instrument or agreement governing such Indebtedness (true and correct copies of which have been provided to the Parent). Except as set forth on SCHEDULE 5.6(C), no default (or event which with the giving of notice or passage or time would constitute a default) exists with respect to or under any such Indebtedness or any instrument or agreement relating thereto.

         5.7 EVENTS SUBSEQUENT TO THE DATE OF THE FINANCIAL STATEMENTS. Except as disclosed in SCHEDULE 5.7, the Financial Statements, or as expressly contemplated by this Agreement, since the date of the Financial Statements, neither the Company, nor the Shareholder with respect to the Company, has (i) declared, set aside or paid any dividends, or made any distributions or payments, in respect of its equity securities, or repurchased, redeemed or otherwise acquired any equity or other securities or issued any shares or other units of any equity or other securities; (ii) merged into or with or consolidated with, any other corporation or acquired the business or assets of any Person; (iii) purchased any securities of any Person; (iv) amended its articles of incorporation or bylaws; (v) issued any securities relating to its shares of capital stock, or granted, or entered into any agreement to grant, any options, convertibility rights, other rights, warrants, calls or agreements relating to its shares of capital stock, or redeemed, repurchased or otherwise reacquired any of its shares; (vi) created, incurred, assumed, guaranteed or otherwise become liable or obligated with respect to any Indebtedness, or made any loan or advance to, or any investment in, any Person, except in each case in the ordinary course of business and consistent with past practices; (vii) made any change in any existing election, or made any new election, with respect to any tax law in any jurisdiction which change or election could have a Material Adverse Effect on the tax treatment of the Company or its business operations before or after the Closing Date; (viii) entered into, amended or terminated any material agreement;

(ix) sold, transferred, leased, mortgaged, encumbered or otherwise disposed of, or agreed to sell, transfer, lease, mortgage, encumber or otherwise dispose of, any material properties or assets except (a) inventory sold in the ordinary course of business or (b) pursuant to any agreement specified in SCHEDULE 5.17;
(x) settled any claim or litigation, or filed any motions, orders, briefs or settlement agreements in any proceeding before any Governmental Authority or any arbitrator; (xi) incurred or approved, or entered into any agreement or commitment to make, any expenditure in excess of $25,000 in the aggregate (other than those required pursuant to any agreement set forth on SCHEDULE 5.17 or in the ordinary course of business consistent with past practices); (xii) maintained its books of account other than in the usual, regular and ordinary manner in accordance with GAAP and on a basis consistent with prior periods or made any material change in any of its accounting methods or practices; (xiii) engaged in one or more activities or transactions outside the ordinary course of business; (xiv) made any increase in (a) the rate of compensation payable or to become payable to its directors, officers, agents or employees or (b) the payment of any bonus, payment or arrangement made to, for or with any of its directors, officers, agents or employees, except as required pursuant to an agreement set forth in SCHEDULE 5.17 or by any benefit plan set forth on
SCHEDULE 5.14 or otherwise in the ordinary course of business consistent with past practice; (xv) sold, assigned, transferred or granted any license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, except pursuant to licenses or other agreements set forth on SCHEDULE 5.13; (xvi) suffered any material loss of property or waived any right of substantial value whether or not in the ordinary course of business; (xvii) made any change in the manner of business or operations of the Company which could have a Material Adverse Effect; or (xviii) committed to do any of the foregoing.

         5.8 LITIGATION. Except as disclosed on SCHEDULE 5.8, there are no claims, actions, suits, investigations or proceedings against the Company or the Shareholder with respect to the Business in any court or before any Governmental Authority, or before any arbitrator (whether covered by insurance or not) pending or, to the Knowledge of the Shareholder, threatened, against the Company or the Shareholder with respect to the Business; nor, to the Knowledge of the Shareholder, except as set forth on SCHEDULE 5.8, has there occurred any event or does there exist any condition on the basis of which it is reasonably foreseeable that any such litigation, proceeding or investigation might properly be instituted. Except as disclosed on SCHEDULE 5.8, neither the Shareholder nor the Company is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency.

         5.9 COMPLIANCE WITH LAWS. Each of the Shareholder, with respect to the Business, and the Company is and has been in compliance in all respects with any and all Legal Requirements. Except as set forth on SCHEDULE 5.9, (a) neither the Shareholder nor the Company has received or entered into any citations, complaints, consent orders, compliance schedules, or other similar enforcement orders or received any written notice from any Governmental Authority or any other written notice that would indicate that there is not currently compliance with all such Legal Requirements, and (b) there are no adverse orders, judgments, writs, injunctions, decrees or demands of any Governmental Authority, outstanding against any of the Company, the Shareholder's Shares, the Assets or the Shareholder with respect to the Business.

         5.10 TAXES. The Company has filed all Tax returns (including statements of estimated Taxes owed) and reports required to be filed within the applicable periods for such filings and has timely paid all Taxes (including any foreign, federal, state or local Taxes) required to be paid, and has established adequate reserves (net of estimated tax payments already made) for the payment of all Taxes payable in respect to the period subsequent to the last periods covered by such returns. No deficiency for any Tax has been proposed or assessed against the Company (or the Shareholder with respect to the Company), and no Tax return of the Company has ever been audited, and there is no such audit pending or, to the Knowledge of the Shareholder, contemplated. There is no Tax lien, whether imposed by any federal, state, local or foreign taxing authority, outstanding against the Assets, the Shareholder's Shares, the real property of the Company or the Business. The total amounts set up as liabilities for Taxes in the Financial Statements are sufficient to cover the payment of all Taxes, including any penalties, additions or interest thereon and whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due with respect to the conduct of the business of the Company for the taxable periods covered thereby.

         5.11 REAL PROPERTY.

                  (a) The Company does not own any real property. SCHEDULE
5.11 sets forth the addresses of all real property that the Company leases or subleases, and any Lien, other than Permitted Liens, on any such leasehold interest, specifying in the case of each such lease or sublease, the name of the lessor or sublessor, as the case may be, and the lease term. For purposes of this SECTION 5.11, Permitted Liens include (i) liens for real estate taxes and assessments due and payable on or after (but not before) the Closing Date and
(ii) easements, agreements and restrictions, whether or not of record, that do not and will not materially hinder or interfere with the intended use of such real property.

                  (b) Except as disclosed on SCHEDULE 5.24, there is no violation by the Company or the Shareholder, or to the Knowledge of the Shareholder, any other party of any law, regulation or ordinance (including without limitation laws, regulations or ordinances relating to zoning, environmental, city planning or similar matters) relating to any real property leased or subleased by the Company that could have a Material Adverse Effect.

                  (c) All the leases listed on SCHEDULE 5.11 are valid and enforceable and are in full force and effect, and except as disclosed on
SCHEDULE 5.11, there are no defaults by the Company under any of such leases or, to the Knowledge of the Shareholder, by any other party thereto, which might have a Material Adverse Effect on the present use by the Company of the property listed on SCHEDULE 5.11. Except as set forth on SCHEDULE 5.11, no consent or approval of the lessor or sublessor of any of the leases listed on SCHEDULE 5.11 is required for the consummation of the transactions contemplated hereby nor will consummation of such transactions result in any material increase of any amounts payable under, any lease listed on SCHEDULE 5.11.

         5.12 ASSETS COMPRISING THE BUSINESS. The Assets represent all of the real and personal property, licenses, intellectual property, permits and authorizations, contracts, leases and other agreements that are used in the operation of the Business as now operated. Except as set forth in SCHEDULE 5.12, or as otherwise expressly set forth in this Agreement, neither the Shareholder (as opposed to the Company) nor any other Person (i) owns any personal property, licenses, intellectual property, permits or authorizations or (ii) has entered into any contracts, leases or other agreements that are necessary to the operation of the Business as now operated. The quantities of inventory items included in the Assets are reasonable in light of the present and anticipated volume of the Business and, except as set forth on SCHEDULE 5.12, the inventory is good, usable, merchantable and saleable in the ordinary course, in each case, as determined by the Shareholder in good faith and consistent with past practice.

         5.13 PATENTS, TRADEMARKS, ETC. Set forth on SCHEDULE 5.13 is a list and brief description of all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights and all applications for such that are in the process of being prepared, owned by or registered in the name of the Company (or the Shareholder with respect to the Business), or of which the Company is a licensor or licensee or in which the Company has any right which relates and is material to the Business, and in each case a brief description of the nature of such right. The Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets and know how (collectively, "Intellectual Property") necessary or desirable to the conduct of the Business as presently conducted. To the Knowledge of the Shareholder, the Company is not violating the Intellectual Property rights of any Person and, no claim is pending or, to the Knowledge of the Shareholder, threatened, to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and the Shareholder has no knowledge of any such claim (whether or not pending or threatened). No claim is pending or, to the Knowledge of the Shareholder, threatened to the effect that any such material Intellectual Property owned or licensed by the Shareholder, or which the Company or the Shareholder otherwise has the right to use and is material to the Business, is invalid or unenforceable by the Company or the Shareholder, and the Shareholder has no knowledge of any such claim (whether or not pending or threatened).

         5.14 EMPLOYEE MATTERS. No employees of the Company (the "Employees") are represented by any labor union or similar organization and there are no pending or, to the Knowledge of the Shareholder, threatened activities the purpose of which is to achieve such representation of all or some of the Employees. Except as set forth on SCHEDULE 5.14, to the Knowledge of the Shareholder, (a) the Business is operating and has been operated in compliance in all respects with all Legal Requirements covering employment and employment practices, terms and conditions of employment and wages and hours, including the Immigration Reform and Control Act, the Worker Adjustment and Retraining Notification Act of 1988 (the "Warn Act"), any Legal Requirements respecting employment discrimination, equal opportunity, affirmative action, employee privacy, wrongful or unlawful termination, workers' compensation, occupational safety and health requirements, labor/management relations and unemployment insurance, or related matters and there are no threatened or pending claims relating thereto; (b) there is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of the Shareholder, threatened against or affecting the Business, and the Company has not experienced any work stoppage or other labor difficulty; and (c) except as set forth on SCHEDULE 5.14, or as accrued on the Financial Statements, in the event of termination of the employment of any Employee, none of the Parent, Merger Sub or the Company will, pursuant to any agreement with the Shareholder or the Company or by reason of any representation made or plan adopted by the Shareholder or the Company prior to the Closing, be liable to any employee for so-called "severance pay," parachute payments or any other similar payments or benefits, including, without limitation, post-employment healthcare (other than pursuant to COBRA) or insurance benefits. None of the officers or other key employees of the Company has notified the Shareholder or the Company of his or her present intention to terminate his or her employment with the Company. To the Knowledge of the Shareholder, no director, officer or employee of or consultant to the Company is in violation of any terms of any employment contract, non-competition agreement, non-disclosure agreement or other contract or agreement containing restrictive covenants relating to the right of any such director, officer, employee or consultant to be employed or engaged by the Company. Attached hereto as SCHEDULE 5.14 is the most recent payroll of the Company, indicating the names and compensation of its employees. All information is correct as of such date.

         5.15 LICENSES AND PERMITS. To the Knowledge of the Shareholder, the Company has all permits, licenses, orders, certifications, franchises and other rights and privileges of all federal, state, local or foreign governmental or regulatory bodies necessary for the Company to conduct the Business as presently conducted (collectively, the "Permits"). All of the Permits are listed on
SCHEDULE 5.15. With respect to the Permits listed on SCHEDULE 5.15 (or that are required to be listed on SCHEDULE 5.15), (a) such Permits are in full force and effect, (b) to the Knowledge of the Shareholder, no suspension or cancellation of any of such Permits is threatened, (c) except as set forth on SCHEDULE 5.15, none of such Permits will be affected by the consummation of the transactions contemplated in this Agreement and the Related Agreements and (d) the Company is not in default under any of such Permits.

         5.16 CHANGES IN THIRD-PARTY PAYORS. Neither the Shareholder nor the Company has received notice that any health plan insuring the Company, employer or other third-party payor, which is currently doing business with the Company, intends to terminate, limit or restrict its relationship with the Company.

         5.17 CONTRACTS AND COMMITMENTS. Except as set forth on SCHEDULE 5.11 or
SCHEDULE 5.17 attached hereto, the Company is not a party (nor is the Shareholder a party, with respect to the Business) to any oral or written (i) consulting agreement not terminable on thirty (30) days or less notice, (ii) joint venture agreement, (iii) noncompetition or similar agreements that restrict the Company from engaging in a line of business either in total or in a particular territory or for a particular period, (iv) agreement with any officer or other employee of the Company, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Agreement, (v) agreement with respect to any Employee of the Company, (vi) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (vii) contract or agreement that cannot by its terms be terminated by the Company with thirty (30) days or less notice without penalty and involves annual payments in excess of $10,000 for any one agreement or $50,000 in the aggregate for all such agreements, (viii) contract or agreement for capital expenditures involving payments in excess of $10,000 for any one agreement or $50,000 in the aggregate for all such agreements, (ix) any agreement for the sale of assets other than the sale of inventory in the ordinary course of business, or (x) any other contract or agreement that is material to the Company or the Business. True and correct copies of each of such agreements have been provided to the Parent. Except as set forth in SCHEDULE 5.17, neither the Shareholder nor the Company has received notice that any party to any agreement or any customer of the Company intends to terminate, limit or restrict its relationship with the Company.

         5.18 BANK ACCOUNTS. SCHEDULE 5.18 sets forth a complete and accurate list of each deposit account or asset maintained with any bank, brokerage house or other financial institution, specifying with respect to each, the name and address of the institution, the name under which the account is maintained, the account number and the name and title or capacity of each Person authorized to have access thereto.

         5.19 INSURANCE COVERAGE. The Company has in full force and effect policies of insurance of the types and in amounts providing protection for the Company consistent with sound business practices and prudent risk management applicable to businesses of the size and nature of the Company. SCHEDULE 5.19 sets forth a true and complete description of (i) all of the insurance policies in force and effect in respect of the Company (the "Policies"); (ii) the coverage and limits on the Policies; (iii) all current and open or known claims under any of the Policies; and (iv) all written claims in excess of $5,000 individually, or $10,000 in the aggregate, made against the Company during the past three years whether or not covered by insurance. Neither the Shareholder nor the Company has received any notice of cancellation in respect of insurance coverage under the Policies. All premiums due and payable in respect of the Policies have been paid. There are no pending or, to the Knowledge of the Shareholder, threatened terminations or material premium increases with respect to any of the Policies and the Company is in compliance with all conditions contained therein.

         5.20 ERISA.

                  (a) Neither the Shareholder (with respect to the Employees) nor the Company maintains, or makes contributions to, and neither the Shareholder (with respect to the Employees) nor the Company has at any time in the past two years maintained or made contributions to, any employee benefit plan which is subject to the minimum funding standards of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or subject to the terms of the Multi-Employer Pension Plan Amendment Act of 1980.

                  (b) SCHEDULE 5.20(B) sets forth each severance agreement, and each plan, agreement, bonus plan, deferred compensation agreement, employee pension, profit sharing, savings or retirement plan, group life, health, or accident insurance or other employee benefit plan, agreement, arrangement or commitment maintained by the Company. SCHEDULE 5.20(B) also sets forth any commitment arising under severance, holiday, vacation, Christmas or other bonus plans (including, but not limited to, "employee benefit plans," as defined in SECTION 3(3) of ERISA) maintained by the Shareholder or the Company for any Employees or with respect to which the Shareholder or the Company have liability with respect to any Employees, or make or have an obligation to make contributions on behalf of any Employees (collectively the "Plans").

                  (c) SCHEDULE 5.20(C) identifies all Employees on leave of absence eligible to receive health benefits, as required by the continuation health care coverage provisions of Section 4980B of the Code or Section 601 through 608 of ERISA ("COBRA"). Notice of the availability of COBRA coverage has been provided to all Employees on leave of absence entitled thereto, and all persons electing such coverage are being (or have been, if applicable) provided such coverage.

                  (d) No Plan has engaged in any "prohibited transaction" as defined in Section 4975 of the Code, or has incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA, nor has any reportable event as defined in Section 4043(b) of ERISA occurred with respect to any such Plan.

                  (e) With respect to each Plan, all required filings, including all filings required to be made with the United States Department of Labor and Internal Revenue Service, have been timely filed, and the present value of all accrued benefits under each such Plan does not, as of the date hereof, and will not, as of the Closing Date, exceed the value of the respective net assets of each such Plan applicable to such benefits.

                  (f) Each of the Plans intended to qualify under Section 401 of the Code satisfies the requirements of such Section and has received a favorable determination letter from the Internal Revenue Service.

         5.21 NO BROKERS OR FINDERS. To the Knowledge of the Shareholder, no Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Parent, Merger Sub, the Shareholder or the Company for any commission, fee or other compensation as a finder or broker as a result of the consummation of this Agreement, except as disclosed on SCHEDULE 5.21.

         5.22 ASSUMPTIONS, GUARANTEES, ETC. OF INDEBTEDNESS OF OTHER PERSONS. Except as set forth on SCHEDULE 5.22, the Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on or for any Indebtedness of any other Person, except guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions.

         5.23 NO CONFLICTS OR DEFAULTS. Except as set forth on SCHEDULE 5.23, the execution, delivery and performance by each of the Shareholder and the Company of this Agreement and the Related Documents to which he or it is or will be a party and the consummation of any of the transactions contemplated hereby or thereby does not and will not (i) violate or conflict with, or constitute a breach or default under with or without the giving of notice or the passage of time or both, any provision of (A) the articles of incorporation or bylaws of the Company, (B) any agreement, indenture or other instrument applicable to the Shareholder, the Company or their respective properties or (C) any law, rule, regulation, order, judgment, writ, injunction or decree applicable to the Shareholder, the Company or any of their respective properties; (ii) result in the creation of any Lien, upon the properties, assets or revenues of the Shareholder or the Company; (iii) require the consent, waiver, approval, order or authorization of, or declaration, registration, qualification or filing with, any Person; (iv) cause the Company to lose the benefit of any right or privilege it presently enjoys or, to the Knowledge of the Shareholder, cause any Person who is expected to normally do business with the Company to discontinue to do so on the same basis; or (v) result in the acceleration of any payments due pursuant to any indebtedness of the Company. Neither the Company (nor the Shareholder with respect to the Business) is in default under, and no condition exists (whether covered by insurance or not) that with or without notice or lapse of time or both would (i) constitute a default under, or breach or violation of, any Legal Requirement, indenture, agreement or instrument applicable to the Shareholder, the Company or the Business or (ii) accelerate or permit the acceleration of the performance required under, or give any other party the right to terminate, any indenture, agreement or instrument applicable to the Company or the Business, in any case which could have a Material Adverse Effect. All the contracts listed on SCHEDULES 5.11 and 5.17 are valid and enforceable and are in full force and effect, and there are no defaults by either the Shareholder or the Company under any of such contracts or, to the Knowledge of the Shareholder, by any other party thereto, in any case which could have a Material Adverse Effect. Except as disclosed on SCHEDULE 5.23, the consummation of the transactions contemplated by this Agreement and the Related Agreements will not result in the termination of, or in any increase of any amounts payable under, any contract listed on SCHEDULES 5.11 or 5.17.

         5.24 ENVIRONMENTAL COMPLIANCE.

                  (a) Except as set forth on SCHEDULE 5.24, the Company has obtained all permits, licenses, and other authorizations (collectively, the "Licenses") which are required in connection with the conduct of the Business under all applicable Environmental Laws (as defined below) and regulations relating to pollution or protection of the environment, including Environmental Laws and regulations relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation, ambient air, surface water, groundwater, or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

                  (b) Except as set forth on SCHEDULE 5.24, the Company is in substantial compliance in the conduct of the Business with all terms and conditions of the Licenses and is in substantial compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice (written or verbal) or demand letter issued, entered, promulgated or approved thereunder. All machinery and equipment owned or used by the Company meets or exceeds all standards promulgated under the Environmental Laws.

                  (c) Except as set forth on SCHEDULE 5.24, neither the Shareholder nor the Company is aware of, nor has any of them received any written or verbal notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which interfere or may interfere with or prevent compliance or continued compliance with any Environmental Laws or any regulations, code, order, decree, judgment, injunction, notice (written or verbal) or demand letter issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, storage, distribution, use, treatment, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.

                  (d) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or, to the Knowledge of the Shareholder, threatened against the Company or the Shareholder relating in any way to any Environmental Laws or injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

                  (e) For purposes of this Agreement, "Environmental Laws" means collectively, all federal, state and local environmental laws, common law, statutes, rules and regulations including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sec. 9061 et seq.), as amended, the Hazardous Materials Transportation Act (49 U.S.C. Sec. 1801 et seq.), as amended, the Resource Conservation and Recovery Act (42 U.S.C. Sec. 6901 et seq.), as amended, the Federal Water Pollution Control Act (33 U.S.C. Sec. 1251 et seq.), as amended, the Safe Drinking Water Act (42 U.S.C. Sec. 300f et seq.), as amended, the Clean Air Act (42 U.S.C. Sec. 7401 et seq.), as amended, the Toxic Substances Control Act (15 U.S.C. Sec. 2601 et seq.), as amended, the

Federal Emergency Planning and Community Right-to-Know Act ((42 U.S.C. Sec. 11001 et seq.), as amended, any so-called "superfund" or "super-lien" law and such statutes and ordinances as may be enacted by state and local governments with jurisdiction over any real property now owned or leased by the Company or any real property upon which the Company now conducts its Business and any permits, licenses, authorizations, variances, consents, approvals, directives or requirements of, and any agreements with, any governments, departments, commissions, boards, courts, authorities, agencies, officials and officers applicable to such real property or the use thereof and regulating, relating to, or imposing liability or standards of conduct concerning any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.

         5.25 CUSTOMERS AND SUPPLIERS. SCHEDULE 5.25 contains a complete and accurate list of the names of the 10 largest customers and suppliers of the Company during the year ended December 31, 1997 and the six months ended June 30, 1998. The Company maintains good relations with each of such customers and, except as set forth in SCHEDULE 5.25, since June 30, 1998, no event has occurred that has materially adversely affected the Company's relations with such customers. Except as set forth in SCHEDULE 5.25, since June 30, 1998, no customer which accounted for more than 5% of the Company's aggregate sales revenues during the prior twelve months has canceled, terminated (or, to the Knowledge of the Shareholder, made any threat to the Company to cancel or terminate), or materially decreased its usage of the Company's services or products.

         5.26 ACCOUNTS PAYABLE; ACCOUNTS RECEIVABLE.

                  (a) The Company's Financial Statements fairly present the Company's accounts payable and accrued expenses (collectively, the "Accounts Payable") in accordance with GAAP as of the date or dates thereof. At the time of the Closing, the Accounts Payable shall not exceed $2,000,000.

                  (b) The accounts receivable of the Company reflected on the Financial Statements, and all receivables incurred since the date of the Financial Statements, arose from bona fide transactions in the ordinary course of business, and the goods and services involved have been sold, delivered and performed. No such account has been assigned or pledged to any other Person, firm or corporation and no defense or set-off to any such account has been asserted by the account obligor or exists. The allowance for doubtful accounts set forth in the balance sheet as of the most recent balance sheet date delivered to the Parent is adequate from a historical perspective for the nonpayment of claims previously submitted and for which revenues have been accrued.

         5.27 BOOKS AND RECORDS. The books of account, minute books, stock record books and other records of the Company, all of which have been made available to the Parent, are complete and correct. At Closing, all of such books and records will be in the possession of the Company.

         5.28 SOLVENCY. Based on the financial condition of the Company as of the date hereof, the Company is, and on the Closing Date shall be, solvent and able to pay its debts as they become due in the ordinary course of business.

         5.29 DISCLOSURES. No representation or warranty by the Shareholder or the Company contained in this Agreement, the Financial Statements, or any schedule, exhibit or certificate delivered in accordance therewith and no written statement or document furnished by the Shareholder or the Company to the Parent in connection with this Agreement or any transaction contemplated hereby, contains, as of the date on which made or reaffirmed, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which such statements were made, not misleading.

         5.30 RESTRICTIONS ON SHARES; INVESTOR KNOWLEDGE.

                  (a) The Shareholder acknowledges that he has been given access to all information relating to the business and assets of the Parent which he has requested, including the Parent's Prospectus dated July 22, 1993, the Parent's Annual Report on Form 10-KSB for the year ended December 31, 1997, the Parent's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998 and June 30, 1998 and the Parent's proxy materials for its most recently held annual meeting of shareholders (collectively the "SEC Reports"), copies of which Prospectus, Annual Report, Quarterly Reports and proxy materials are attached hereto as SCHEDULE 5.30.

                  (b) The Shareholder understands that the Hi-Rise Shares, the Note and the shares of Hi-Rise Common Stock issuable upon conversion of the Note (the "Conversion Shares," and together with the Hi-Rise Shares and the Note, the "Securities") to be issued and delivered in accordance with SECTION 3.1 and
SECTION 3.2 hereof shall be issued and delivered pursuant to an exemption from the registration requirements of the Securities Act; that for such purpose the Parent will rely upon the representations, warranties, covenants and agreements contained herein; and that such exemption may not be available unless such representations and warranties are correct and such covenants and agreements performed.

                  (c) The Shareholder understands that, except as expressly agreed to pursuant to the terms of this Agreement, the Parent is under no obligation to effect a registration under the Securities Act of the Securities to be issued in accordance with this Agreement.

                  (d) The Shareholder understands that, under existing rules of the Securities and Exchange Commission (the "SEC"), there are substantial restrictions on the transferability of the Securities to be issued in accordance with this Agreement; such Securities will not be, and, except as expressly agreed to pursuant to the terms of this Agreement, the Shareholder will have no rights to require that such Securities be, registered under the Securities Act; such Securities may be transferred only if registered under the Securities Act or if an exemption from such registration is available; the Shareholder may not be able to avail himself of the provisions of

Rule 144 promulgated by the SEC under the Securities Act with respect to the transfer of such Securities; and, accordingly, the Shareholder may have to hold such Securities issued to him pursuant to this Agreement indefinitely.

                  (e) The Shareholder is a sophisticated investor familiar with the type of risks inherent in the acquisition of securities such as the Securities to be issued in accordance with this Agreement and the financial position of the Shareholder is such that he can afford to retain such Securities for an indefinite period of time without realizing any direct or indirect cash return on its investment.

                  (f) The Shareholder had an individual income in excess of $200,000 (or joint income of $300,000 with the Shareholder's spouse) for each of 1996 and 1997 and reasonably expects an income in excess of $200,000 (or joint income of $300,000 with the Shareholder's spouse) for 1998 or the Shareholder (either individually or with the Shareholder's spouse) has a net worth in excess of $1,000,000 and as such is an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act.

                  (g) The Shareholder is acquiring or will acquire the Securities to be issued in accordance with this Agreement for his own account and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act.

                  (h) The Shareholder understands that the certificates evidencing the Hi-Rise Shares and the Conversion Shares to be issued in accordance with this Agreement will bear appropriate restrictive legends.

         5.31 PRODUCT WARRANTY. Each of the products manufactured, sold, and delivered by the Company have conformed in all material respects with all applicable contractual commitments and all express and implied warranties, and the Company has no material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) for replacement thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the most recent balance sheet included in the Financial Statements (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company. Substantially all of the products manufactured, sold, and delivered by the Company are subject to standard terms and conditions of sale. For purposes of this SECTION 5.31, a single product warranty claim is material if it exceeds $7,500.

         5.32 PRODUCT LIABILITY. The Company has no liability which is not presently covered by insurance (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising out of any bodily injury to individuals or property damage as a result of the ownership, possession, or use of any product manufactured, sold or delivered by any of the

Company. SCHEDULE 5.32 sets forth a true and correct list and brief description of all product liability claims that have been filed against the Company since December 31, 1993.

         5.33 TRANSFERRED ASSETS AND LIABILITIES, ETC.

                  (a) Merger Sub will acquire at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger. For purposes of this representation, amounts paid by the Company to dissenters, amounts paid by the Company to shareholders who receive cash or other property, Company assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Company immediately preceding the transfer will be included as assets of the Company held immediately prior to the Merger.

                  (b) The liabilities of the Company assumed by Merger Sub and the liabilities to which the transferred assets of the Company are subject were incurred by the Company in the ordinary course of its business.

                  (c) At the time of the Merger, substantially all of the Company's assets will be used by the Company in an historic business of the Company within the meaning of Treasury Regulation Section 1.368-1(d).

                  (d) The Company is not an investment company as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code.

                  (e) The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                                   ARTICLE VI
           REPRESENTATIONS AND WARRANTIES OF THE PARENT AND MERGER SUB

         The Parent and Merger Sub, jointly and severally, hereby represent and warrant to the Shareholder as follows:

         6.1 ORGANIZATION AND CORPORATE POWER. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina. Each of the Parent and Merger Sub has all requisite corporate power and authority to own its properties and to carry on its business as presently conducted. Each of the Parent and Merger Sub is duly licensed or qualified to do business as a foreign corporation in each jurisdiction wherein the character of its properties, or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect on the Parent or Merger Sub.

         6.2 AUTHORIZATION. Each of the Parent and Merger Sub has all necessary corporate power and authority, and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Parent and Merger Sub of this Agreement and the Related Agreements to which the Parent is a party, and the consummation of the transactions contemplated herein or therein. This Agreement is, and upon execution and delivery, the Related Agreements to which the Parent and Merger Sub is a party will be, valid and binding obligations of the Parent and Merger Sub enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

         6.3 ABSENCE OF CONFLICTING AGREEMENTS. Neither the execution or delivery of this Agreement or of any of the Related Agreements by the Parent or Merger Sub nor the performance by the Parent or Merger Sub of the transactions contemplated hereby or thereby, conflicts with, or constitutes a breach of or a default under (a) the articles of incorporation or bylaws of the Parent or Merger Sub; (b) any agreement, indenture or other instrument applicable to the Parent or Merger Sub or any of their respective properties (other than any such breach or default which shall have been waived or which would not have a Material Adverse Effect on the Parent or Merger Sub); or (c) any law, rule, regulation, judgment, order, writ, injunction or decree applicable to the Parent or Merger Sub.

         6.4 NO BROKERS OR FINDERS. No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Parent, Merger Sub, the Shareholder or the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by the Parent or Merger Sub.

         6.5 HI-RISE SHARES. The Hi-Rise Shares to be issued in accordance with this Agreement have been duly authorized and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

         6.6 SEC REPORTS. The Parent has furnished to the Shareholder true and complete copies of the SEC Reports, as such reports were filed with the SEC, copies of which are attached hereto as SCHEDULE 5.30. The SEC Reports, at the time they were filed, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, subsequent to the date of the most recent of such SEC Reports, no event has occurred that has had a Material Adverse Effect on the Purchaser or its subsidiaries.

         6.7 CAPITALIZATION OF MERGER SUB; CONTINUATION OF BUSINESS. Prior to the Effective Time, the Parent will be in control of Merger Sub within the meaning of Section 368(c) of the Code. At the time of the Merger, neither the Parent nor Merger Sub will have any plan or intention to issue any additional shares of stock of Merger Sub that would result in Parent losing control of Merger Sub within the meaning of Section 368(c) of the Code. At the time of the Merger, the Parent will have no plan or intention to reacquire any of the Hi-Rise Shares issued pursuant to this Agreement. At the time of the Merger, the Parent will have no plan or intention (i) to liquidate Merger Sub, (ii) to merge Merger Sub with and into another corporation other than the Company, (iii) to sell or otherwise dispose of the stock of Merger Sub or (iv) to cause Merger Sub to sell or otherwise dispose of any of the assets of the Company acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code. At the time of the Merger, the Parent will have the plan and intention to continue the historic business of the Company or use a significant portion of the Company's business assets in Merger Sub's Business.

                                   ARTICLE VII
                              AFFIRMATIVE COVENANTS

         7.1 MUTUAL COVENANTS. Without limiting any other covenants or provisions contained herein, each of the Shareholder and the Company covenants and agrees that he or it will observe the following covenants from the date of this Agreement until the Closing (or until this Agreement is terminated pursuant to Article XII hereof).

                  (a) GENERAL. Subject to the terms and conditions of this Agreement, the Shareholder will use commercially reasonable efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) obtaining all permits, authorizations, consents and approvals of any Person which are required for or in connection with the consummation of the transactions contemplated hereby, and (ii) executing and delivering all agreements and documents required by the terms hereof to be executed and delivered by the Shareholder on or prior to the Closing.

                  (b) ACCOUNTS AND REPORTS. The Company will maintain a system of accounts in accordance with GAAP and will keep full and complete financial records consistent with past practice.

                  (c) COMPLIANCE WITH LAWS, ETC. The Company will comply with all applicable laws, rules, regulations and orders of any Governmental Authority.

                  (d) PAYMENT OF TAXES. The Company will pay and discharge when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which interest or penalties attach thereto, and all lawful claims which, if not paid when due, might become a Lien or charge upon any properties of the Company, PROVIDED that the Company shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if the Company shall have set aside on its books adequate reserves with respect thereto.

                  (e) INSPECTION. Subject to advance notice by the Parent to the Shareholder, the Shareholder and the Company shall (i) permit the Parent and its authorized employees who are specifically identified by the Parent and reasonably acceptable to the Shareholder, agents, accountants, legal counsel, lenders and other representatives to have reasonable access to the books, records, employees, counsel, accountants, engineers and other representatives of the Company at all times reasonably requested by the Parent for the purpose of conducting an investigation of the assets, liabilities, financial condition, corporate status, operations, business and properties of the Company (collectively, "Operations"); and (ii) make available to the Parent for examination and reproduction all documents and data of every kind and character relating to the Company in possession or control of, or subject to reasonable access by, the Company or the Shareholder, including, without limitation, all files, records, data and information relating to the Operations (whether stored in paper, magnetic or other storage media) and all agreements, instruments, contracts, assignments, certificates, orders, and amendments thereto.

                  (f) REGULAR COURSE OF BUSINESS. The Company shall operate the Business in substantially the same manner as presently conducted and only in the ordinary and usual course and substantially consistent with past practice and in substantial compliance with (i) all Legal Requirements and (ii) all leases, contracts, commitments and other agreements, and all licenses, permits and other instruments, relating to the operation of the Business, and will use reasonable efforts to preserve intact its present business organization and to keep available the services of all employees, representatives and agents. The Company shall use its reasonable efforts, consistent with past practices, to promote the Business and to maintain the goodwill and reputation associated with the Business, and shall not take or omit to take any action which causes, or which is likely to cause, any material deterioration of the Business or the relationships of the Company with suppliers or customers. Without limiting the generality of the foregoing, (A) the Company shall maintain all of its equipment in the same condition and repair as such equipment is maintained as of the date hereof, ordinary wear and tear excepted; (B) the Company shall not sell, transfer, pledge, lease or otherwise dispose of any of the Assets, other than the sale of inventory in the ordinary course of business; (C) the Company shall not amend, terminate or waive any material right in respect of the Assets or the Business, or do any act, or omit to do any act, which will cause a material breach of any contract, agreement, commitment or obligation by it; (D) the Company shall not engage in any activities or transactions outside the ordinary course of business; (E) the Company shall not declare or pay any dividend or make any other distribution or payment of any kind in cash or property to its sole shareholder or other affiliates; (F) the Company shall not incur any Indebtedness, other than in the ordinary course of business; (G) the Company shall not permit any liens on the Assets, other than in the ordinary course of business; and (H) the Company shall not increase any existing employee benefits, establish any new employee plan or amend or modify any existing Plans, or otherwise incur any obligation or liability under any employee plan materially different in nature or amount from obligations or liabilities incurred in connection with the Plans. The Shareholder and the Company shall promptly notify the Parent if either of them (i) engages in any transaction which is likely to have a Material Adverse Effect on the Company, (ii) incurs any debt on behalf of the Company for borrowed money (other than trade debt in the ordinary course), or (iii) enters into any agreements or transactions on behalf of the Company not in the ordinary course of business.

                  (g) NOTIFICATION OF CHANGES. The Shareholder and the Company shall advise the Parent of any change or event having, or which, insofar as can reasonably be foreseen, is likely to have, a Material Adverse Effect or which would cause or constitute a material breach of any of the representations, warranties or covenants of the Shareholder or the Company contained herein.

                  (h) GENERAL RESTRICTIONS. Except as otherwise expressly permitted in or contemplated by this Agreement, without the prior written consent of the Parent, the Company will not, and the Shareholder will not permit the Company to take any of the actions set forth in SECTION 5.7.

                  (i) SUPPLEMENTARY FINANCIAL INFORMATION. Within twenty-five
(25) days after the end of each calendar month between the date of this Agreement and the Closing Date, the Company shall provide to Parent unaudited financial statements (including at the minimum income statement and balance sheet) for such month then ended that shall present fairly the consolidated results of the operations of the Company at such date and for the period covered thereby, all in accordance with GAAP applied on a basis consistent with prior periods, in each case, certified as true and correct by the chief financial officer of the Company.

                  (j) EXCLUSIVITY. Each of the Shareholder and the Company will not, and will cause its respective directors, officers, employees, financial advisors, legal counsel, accountants and other agents and representatives (for purpose of this SECTION 7.1(J) only, being referred to as "affiliates") not to initiate, solicit or encourage, directly or indirectly, or take any other action to facilitate any inquiries or the making of any proposal with respect to, engage or participate in negotiations concerning, provide any nonpublic information or data to or have any discussions with any person other than the Parent relating to, any acquisition, exchange offer, merger, consolidation, acquisition of beneficial ownership of or the right to vote securities of the Company, dissolution, business combination, purchase of all or any significant portion of the assets or any division of, or any equity interest in, the Company, or any similar transaction, other than the transactions contemplated under this Agreement (such proposals, disclosures, negotiations, or transactions being referred to as "Acquisition Proposals"). The provisions of this SECTION 7.1(J) shall remain in effect until the earlier of (x) the date this Agreement is terminated pursuant to Article XII and (y) the Closing Date.

         7.2 PARENT COVENANTS. Without limiting any other covenants or provisions herein contained, Parent covenants and agrees that, unless otherwise set forth in this Agreement, from the date of this Agreement it will observe the following covenants.

                  (a) SECURITIES LAW COMPLIANCE. During the period that the Shareholder holds any Hi-Rise Shares and such Hi-Rise Shares are eligible to be sold under Rule 144 under the Securities Act, the Parent will timely file such periodic reports as are required by Section 13 of the Securities Exchange Act to be filed by it, so that the Shareholder will have access to sufficient public information concerning the Parent to enable the Shareholder to sell the Hi-Rise Shares in compliance with Rule 144, provided, that the Parent shall have no further obligation under this SECTION 7.2(A) when such Hi-Rise Shares may be sold by the Shareholder pursuant to paragraph (k) under Rule 144 and, provided further, that the Parent shall not be deemed to be in breach of this SECTION 7.2(A) unless and until it is more than ten (10) days late in filing any such report.

                  (b) REGISTRATION RIGHTS. From and after the Closing, the Parent will register or cause to be registered the Hi-Rise Shares issued to the Shareholder pursuant to this Agreement and the Conversion Shares in accordance with the Registration Rights Provisions attached as Exhibit E.

                  (c) PARENT SHAREHOLDER MEETING. Following the Closing, Parent shall convene a meeting of the shareholders of Parent for the purpose of, among other things, approving and ratifying the Merger and the terms and conditions of this Agreement. In connection with such meeting, the Parent's Board of Directors shall recommend to the shareholders of Parent the approval and ratification of this Agreement and the Merger.

                                  ARTICLE VIII
                      OBLIGATIONS OF PARTIES AFTER CLOSING

         8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by each party in this Agreement and in each Schedule or in any of the Related Agreements shall survive the Closing Date for a period of two (2) years after the Closing notwithstanding any investigation at any time made by or on behalf of the other party, PROVIDED that the representations and warranties contained in SECTION 5.3 (CAPITAL STOCK), 5.10 (TAXES), SECTION 5.24 (ENVIRONMENTAL COMPLIANCE), SECTION 5.33 (TRANSFERRED ASSETS AND LIABILITIES) and SECTION 6.7 (CAPITALIZATION OF MERGER SUB; CONTINUATION OF BUSINESS), shall survive until the applicable statute of limitations shall have expired. All representations and warranties related to any claim asserted in writing prior to the expiration of the applicable survival period shall survive (but only with respect to such claim) until such claim shall be resolved and payment in respect thereof, if any is owing, shall be made.

         8.2 INDEMNIFICATION.

                  (a) The Shareholder shall indemnify and defend and hold harmless the Parent and Merger Sub and their respective officers, directors, employees, agents, representatives and affiliates against and with respect to any and all damages, claims, losses, penalties, liabilities, actions, fines, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (all of the foregoing hereinafter collectively referred to as a "Loss"), regardless of whether an action has been filed or asserted against the Parent, Merger Sub or the Company after the Closing Date, arising from, in connection with or with respect to the following items (i) (A) any misrepresentation or breach of warranty by the Company or the Shareholder under this Agreement or any Related Agreements or (B) any failure to fulfill any agreement or covenant on the part of the Shareholder or the Company in Article VII hereof; (ii) any failure to fulfill any agreement or covenant on the part of the Shareholder or the Company (not covered by clause (i) above) under this Agreement or any Related Agreements; (iii) any failure of the Merger to qualify as a tax-free reorganization under Section 368(a)(2)(D) of the Code as a result of acts of or omissions by (excluding, in all events, any act or omission required pursuant to this Agreement), or breach of a representation or warranty made by, the Shareholder; and (iv) any and all actions, suits, proceedings, judgments, settlements (to the extent approved or entered into by the Shareholder or the Company as hereinafter provided), costs, penalties and legal and other expenses incident to any of the foregoing. Any payment by the Shareholder to the Parent and Merger Sub pursuant to this SECTION 8.2(A) shall be payable 37.5% in cash and 62.5% in shares of Hi-Rise Common Stock valued for the purpose of this SECTION 8.2(A) only at the greater of (i) the average of the last reported sales prices of the Hi-Rise Common Stock as reported on the NASDAQ Small-Cap Market for the five (5) trading days preceding the date of payment and
(ii) $2.00 per share.

                  (b) The Parent and Merger Sub, jointly and severally, shall indemnify and defend and hold harmless the Shareholder against and with respect to any and all Losses, regardless of whether an action has been filed or asserted against the Shareholder after the Closing Date, arising from, in connection with or with respect to the following items: (i) any misrepresentation, breach of any warranty, or failure to fulfill any agreement or covenant on the part of the Parent or Merger Sub under this Agreement or any Related Agreements; (ii) any failure of the Merger to qualify as a tax-free reorganization under Section 368(a)(2)(D) of the Code as a result of acts of or omissions by (excluding, in all events, any act or omission required pursuant to this Agreement), or breach of a representation or warranty made by, the Parent or Merger Sub; and (iii) any and all actions, suits, proceedings, judgments, settlements (to the extent approved or entered into by the Parent as hereinafter provided), costs, penalties and legal and other expenses incident to any of the foregoing. Any payment pursuant to this SECTION 8.2(B) shall be payable 55% in cash and 45% in shares of Hi-Rise Common Stock valued for the purpose of this
SECTION 8.2(B) at the mean between the highest and lowest quoted selling prices of the Hi-Rise Common Stock as reported on the NASDAQ Small-Cap Market for the trading day immediately preceding the date of payment, unless the payment relates to indemnification pursuant to SECTION 8.2(B)(II) (and any amount payable pursuant to SECTION 8.2(B)(III) to the extent it relates to indemnification pursuant to SECTION 8.2(B)(II)), in which case such payment shall be in cash.

                  (c) Any claim for indemnification under this SECTION 8.2 must be asserted by written notice by a date which is two (2) years following the Closing Date, except that (i)(A) any claim based upon a breach of the representations and warranties contained in SECTION 5.3 (CAPITAL STOCK), SECTION
5.10 (TAXES), SECTION 5.24 (ENVIRONMENTAL COMPLIANCE), SECTION 5.33 (TRANSFERRED ASSETS AND LIABILITIES) and SECTION 6.7 (CAPITALIZATION OF MERGER SUB; CONTINUATION OF BUSINESS), (B) any claim based upon a breach of any covenant contained in Article VII and

(C) any claim based upon a breach of Section 8.2(a)(iii) or 8.2(b)(ii), may be asserted until the applicable statute of limitations shall have expired and (ii) any claim based upon a claim relating to fraud may be asserted with no such time limitation.

                  (d) Notwithstanding anything to the contrary contained in this Agreement, the Shareholder shall have no obligation to indemnify the Parent or Merger Sub pursuant to this Section 8.2:

                           (i) unless the aggregate amount of Losses incurred by the Parent and/or Merger Sub to which the Parent and Merger Sub have the right to be indemnified under this SECTION 8.2 exceeds $100,000 (and only to the extent of such excess) (the "Shareholder Basket"); and

                           (ii) for any amount of Losses in excess of $5,000,000 (the "Shareholder Cap"); PROVIDED, HOWEVER, that the Shareholder Basket and the Shareholder Cap shall not apply to any Losses relating to the breach of any representation and/or warranty contained in SECTIONS 5.3 (CAPITAL STOCK) and SECTION 5.24 (ENVIRONMENTAL COMPLIANCE); PROVIDED, FURTHER, that the Shareholder Basket and the Shareholder Cap shall not apply to any Losses based upon a claim relating to (A) the breach of
         Section 8.2(a)(iii), (B) the breach of any covenant contained in
         SECTION 7.1, and (C) fraud.

                  (e) Notwithstanding anything to the contrary contained in this Agreement, neither the Parent nor Merger Sub shall have any obligation to indemnify the Shareholder hereunder;

                           (i) unless the aggregate amount of Losses incurred by the Shareholder to which the Shareholder has the right to be indemnified under this SECTION 8.2 exceeds $100,000 (and only to the extent of such excess) (the "Hi-Rise Basket"); and

                           (ii) for any amount of Losses in excess of $5,000,000 (the "Hi-Rise Cap"); PROVIDED, HOWEVER, that the Hi-Rise Basket and the Hi-Rise Cap shall not apply to any Losses based upon a claim relating to (A) the breach of Section 8.2(b)(ii), (B) the breach of any covenant contained in SECTION 7.2, and (C) fraud.

                  (f) If any action or proceeding be commenced, or if any claim, demand or assessment be asserted, in respect of which any party ("Indemnitee") proposes to hold any other party ("Indemnitor") liable under the indemnity provisions of this SECTION 8.2 (a "Claim"), then if the Indemnitor shall, at its option, acknowledge its indemnification obligation and notify Indemnitee of its election to contest or defend any such Claim, such Indemnitor shall be entitled, at its sole cost and expense, to contest or defend the same with counsel of its own choosing, and Indemnitee shall not admit any liability with respect thereto or settle, compromise, pay or discharge the same without the prior written consent of the Indemnitor so long as any Indemnitor is contesting or defending the same in good faith, and Indemnitee (and its successors and assigns) shall cooperate with the Indemnitor in the contest or defense thereof (and the Indemnitor shall reimburse Indemnitee for the Indemnitee's reasonable actual out-of-pocket expenses incurred in connection with such cooperation) and Indemnitee shall enter into any settlement with respect thereto recommended by Indemnitor so long as the amount of such settlement is paid by the Indemnitor, no obligation to perform or refrain from performing any act shall be imposed upon Indemnitee by reason thereof which could have a Material Adverse Effect.

                  (g) Notwithstanding the foregoing, any Indemnitee shall be entitled to conduct its own defense at the reasonable cost and expense of the Indemnitor if not doing so would materially prejudice the Indemnitee due to the nature of any claims or counterclaims presented or by virtue of a conflict between the interest of the Indemnitee and the Indemnitor, and PROVIDED further that in any event the Indemnitee may participate in such defense at its own expense. If Indemnitee shall have given Indemnitor thirty (30) days written notice that it intends to assume the defense of any Claim and if the Indemnitor fails to assume the defense of such Claim as provided above by the end of such thirty (30) day period or such later reasonable time (which shall be such period of time as will not result in prejudice to the rights of the Indemnitee), then the Indemnitee shall have the right to prosecute and conduct its own defense by counsel of its choice, and in connection therewith shall have full right to conduct the defense thereof and to enter into any compromise or settlement thereof with the consent of the Indemnitor (which shall not unreasonably be withheld, conditioned or delayed). Such defense shall be at the cost and expense of the Indemnitor if it is subsequently determined that the Indemnitor was obligated to defend or indemnify the Indemnitee with respect to such action, proceeding, claim, demand or assessment.

         8.3 RESTRICTIONS.

                  (a) From and after the Closing Date until the fifth anniversary of the termination of the Shareholder's employment with the Company under that certain Shareholder Employment Agreement (as defined in SECTION 9.6 hereof), the Shareholder shall not disclose, to any Person or entity, or make use of, without the authorization of the Parent, any non-public pricing strategies or records of the Company, any proprietary data or trade secrets of the Company or any financial or other non-public information about the Company; PROVIDED that the foregoing restrictions shall not apply to any information which: (i) is or becomes publicly known through no negligent or wrongful act or omission on the part of the Shareholder; (ii) is or becomes available to the disclosing party on a non-confidential basis from a third party without a similar restriction and without breach of this Agreement; (iii) is approved for release by the Parent; or (iv) is required to be disclosed in accordance with applicable law.

                  (b) The Shareholder acknowledges that the restrictions contained in this SECTION 8.3 may be specifically enforced.

         8.4 DELIVERY OF RECORDS. On the Closing Date, the Shareholder shall deliver, cause to be delivered, or make available to the Parent all records and files then in the Shareholder's possession relating to the operation of the Business.

         8.5 COOPERATION; FURTHER ASSURANCES. From time to time, as and when reasonably requested by the Parent or the Shareholder, respectively, after the Closing, the other of them will execute and deliver, or cause to be executed and delivered, all such documents, instruments and consents and will use reasonable efforts to take all such other action as may be reasonably necessary to carry out the intent and purposes of this Agreement, and, with respect to a request by the Parent, to vest in the Surviving Corporation good title to, possession of and control of all of the Assets.

                                   ARTICLE IX
           CONDITIONS TO THE OBLIGATIONS OF THE PARENT AND MERGER SUB

         The obligation of the Parent and Merger Sub hereunder to consummate the transactions contemplated hereby shall be subject at their election to the satisfaction at or prior to the Closing of each of the conditions stated in this
Article IX.

         9.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and the Shareholder contained in this Agreement and the Schedules shall be true and correct in all respects on the date of such Closing with the same effect as though made on and as of that date, and the Company and the Shareholder shall have performed and satisfied in all respects all agreements and covenants required to be performed or satisfied by them at or prior to the Closing.

         9.2 CERTIFIED DOCUMENTS, ETC. The Parent and Merger Sub shall have received certificates as to the incumbency of officers and certificates from appropriate authorities as to the legal existence and tax good standing of the Company, and such other documents and certificates as the Parent and Merger Sub or their counsel may reasonably request.

         9.3 CONSENTS AND WAIVERS. No preliminary or permanent injunction or other order by any Governmental Authority which prohibits the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect. No statute, rule, regulation, executive order, stay, decree, or judgment shall have been enacted, entered, issued, promulgated or enforced by any court or Governmental Authority which prohibits or restricts the consummation of the Agreement. All authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any Governmental Authority or any other third party shall have been filed, occurred or been obtained, and shall be in full force and effect.

         9.4 LITIGATION. No suit, action or other proceeding shall be pending or threatened before any Governmental Authority seeking to restrain the Parent or Merger Sub or prohibit any of the transactions contemplated hereby.

         9.5 PROCEEDINGS. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to the Parent and Merger Sub and their counsel and the Parent and Merger Sub shall have received copies of all such documents and other evidences as they or their counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

         9.6 EMPLOYMENT AND NON-COMPETITION AGREEMENT. The Parent and the Shareholder shall have entered into an employment and non-competition agreement in the form attached hereto as EXHIBIT F (the "Shareholder Employment Agreement") and the Parent and certain key sales employees of the Company listed on Schedule 9.6 attached hereto shall have entered into employment agreements in the form attached hereto as EXHIBIT G.

         9.7 AMENDMENTS TO LEASE AGREEMENTS. The Company and the Shareholder shall have entered into an amendment to each of (i) the lease agreement, dated January 1, 1998, between the Shareholder and the Company for the Company's facilities located at 120 Allen Street, Easley, South Carolina, in the form of Exhibit H-1 attached hereto (the "Allen Street Lease Amendment"), (ii) the lease agreement, dated January 1, 1998 between the Shareholder and the Company for the Company's facilities located at Highway 183 and Jameson Road, Easley, South Carolina, in the form attached hereto as EXHIBIT H-2 (the "183 Street Lease Amendment"), and (iii) the lease agreement, dated January 1, 1998, between the Shareholder and the Company, for the Company's facility located at 1506 Emmanual Church Road, Conover, North Carolina, in the form attached hereto as EXHIBIT I (the "Conover Lease Amendment"), in each case with the Company's obligations thereunder guaranteed by the Parent.

         9.8 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the business, results of operations, financial condition or prospects of the Company since June 30, 1998.

                                    ARTICLE X
                CONDITIONS OF THE OBLIGATIONS OF THE SHAREHOLDER

         The obligation of the Shareholder hereunder to consummate the transactions contemplated hereby shall be subject at his election to the satisfaction of each of the conditions stated in this Article X.

         10.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Parent and Merger Sub contained in this Agreement shall be true and correct in all respects on the date of Closing with the same effect as though made on and as of that date, and the Parent and Merger Sub shall have performed and satisfied in all respects all covenants and agreements required by this Agreement to be performed and satisfied by the Parent and Merger Sub at or prior to the Closing.

         10.2 LITIGATION. No suit, action or other proceeding shall be pending or threatened before any Governmental Authority seeking to restrain the Shareholder or prohibit any of the transactions contemplated hereby.

         10.3 CONSENTS AND WAIVERS. No preliminary or permanent injunction or other order by any Governmental Authority which prohibits the consummation of this Agreement shall have been issued and remain in effect. No statute, rule, regulation, executive order, stay, decree, or judgment shall have been enacted, entered, issued, promulgated or enforced by any court or Governmental Authority which prohibits or restricts the consummation of the Agreement. All material authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any Governmental Authority shall have been filed, occurred or been obtained, and shall be in full force and effect.

         10.4 CERTIFIED DOCUMENTS, ETC. The Shareholder shall have received certificates as to the incumbency of officers and certificates from appropriate authorities as to the legal existence and good standing of the Parent and Merger Sub, and such other documents and certificates as the Shareholder or his counsel may reasonably request.

         10.5 EMPLOYMENT AND NON-COMPETITION AGREEMENT. The Parent and the Shareholder shall have entered into the Shareholder Employment Agreement.

         10.6 REPAYMENT OF LOANS. The Company and the Shareholder shall have entered into an agreement for the repayment of certain loans made by Shareholder to the Company in the form attached hereto as EXHIBIT J, which obligation of the Company shall be guaranteed by the Parent.

         10.7 AMENDMENTS TO LEASE AGREEMENTS. The Company and the Shareholder shall have entered into the Allen Street Lease Amendment, the 183 Street Lease Amendment and the Conover Lease Amendment, in each case with the Company's obligations thereunder guaranteed by the Parent.

                                   ARTICLE XI
                      NON-COMPETITION AND NON-INTERFERENCE

         11.1 NON-COMPETITION; NON-INTERFERENCE. In consideration of the consummation by the Parent and Merger Sub of the transactions contemplated hereby, the Shareholder agrees that from the date of this Agreement until the seventh anniversary of the Closing Date (the "Non-competition Period"), the Shareholder will not:

                  (a) directly or indirectly engage in or have any interest in any sole proprietorship, partnership, corporation or business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly or indirectly (or through any affiliated entity) engages in competition with the Business.

For these purposes, ownership of securities of not in excess of two percent (2%) of any class of securities of a public company shall not be considered to be competition with the Company or the Surviving Corporation or any of its affiliates; or

                  (b) persuade or attempt to persuade any potential customer or client to which the Company has made a presentation, or with which the Company has been having discussions, not to hire the Company or the Surviving Corporation, or to hire any other Person than the Company or the Surviving Corporation; or

                  (c) solicit for himself or any Person other than the Company or the Surviving Corporation the Business of any Person which is a customer or client of the Company, or was its customer or client within two years prior to the date of this Agreement; or

                  (d) persuade or attempt to persuade any employee of the Company or the Surviving Corporation, or any individual who was its employee during the two years prior to the date of this Agreement, to leave the Company's or the Surviving Corporation's employ, or to become employed by any person other than the Company or the Surviving Corporation; PROVIDED, that in the event that the Executive's employment with the Company is terminated by the Company without Cause (as defined in the Shareholder Employment Agreement) the Non-competition Period shall terminate one year after the termination of the Executive's employment by the Company.

         It is the desire and intent of the parties to this Agreement that the provisions of this SECTION 11.1 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of this
SECTION 11.1 shall be adjudicated to be invalid or unenforceable, this Section shall be deemed amended to delete therefrom such provision or portion thereof adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of such Section in the particular jurisdiction in which such adjudication is made.

         The parties recognize that the performance of the obligations under this SECTION 11.1 by the Shareholder is special, unique and extraordinary in character, and that in the event of the breach by the Shareholder of the terms and conditions of this SECTION 11.1 to be performed, the Parent and/or the Surviving Corporation shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this SECTION 11.1, or to enforce the specific performance thereof by the Shareholder or to enjoin the Shareholder from performing services for any such other person, firm or corporation.

                                   ARTICLE XII
                                   TERMINATION

         12.1 TERMINATION. This Agreement may be terminated:

                  (a) By mutual written consent of the Shareholder and the Company, on the one hand, and the Parent and Merger Sub, on the other hand.

                  (b) By the Shareholder and the Company, on the one hand, or the Parent and Merger Sub, on the other hand, if the Closing shall not have been consummated by November 30, 1998; PROVIDED, HOWEVER, that either party may extend the termination date set forth in this SECTION 11.1(B) for a period not to exceed five (5) days if any material authorization, consent or approval of any Governmental Authority has not been obtained by such date.

                  (c) By the Parent and Merger Sub if either the Shareholder or the Company materially breaches any representation, warranty, covenant or agreement in this Agreement.

                  (d) By the Shareholder and the Company if the Parent or Merger Sub materially breaches any representation, warranty, covenant or agreement of this Agreement.

         12.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become of no further force or effect and, except for a termination resulting from a breach by a party of any of its material obligations under this Agreement, there shall be no liability or obligation on the part of the Shareholder, the Company, the Parent or Merger Sub or their respective officers or directors (except as set forth in SECTIONS 14.3, 14.4, 14.9, and 14.10 hereof, which shall survive the termination). Notwithstanding the foregoing, nothing contained in this SECTION
12.2 shall relieve any party from liability for willful breach of this Agreement that results in termination of this Agreement. Upon request therefor, each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing same.

                                  ARTICLE XIII
                               CERTAIN DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Business" shall mean the business of manufacturing, marketing, distributing and selling non-mobile solid waste handling equipment in which the Company is engaged.

         "Company" shall mean Bes-Pac, Inc.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations and interpretations thereunder.

         "GAAP" means generally accepted accounting principles consistently applied.

         "Governmental Authority" means any nation or country (including but not limited to the United States) and any state, commonwealth, territory or possession thereof and any political subdivision of any of the foregoing, including but not limited to courts, departments, commissions, boards, bureaus, agencies, panels, ministries or other instrumentalities.

         "Indebtedness" means all obligations for borrowed money, contingent or otherwise, whether current or long-term, which in accordance with GAAP would be classified upon the obligor's balance sheet as liabilities (other than deferred taxes) and shall also include capitalized leases, guarantees, endorsements (other than for collection in the ordinary course of business) or other arrangements whereby responsibility is assumed for the obligations of others, including any agreement to purchase or otherwise acquire the obligations of others or any agreement, contingent or otherwise, to furnish funds for the purchase of goods, supplies or services for the purpose of payment of the obligations of others, other than accounts or trade payables in the ordinary course of business.

         "Knowledge of the Shareholder" means the knowledge with respect to the matter in question of Ronald J. McCracken after reasonable inquiry as to such matter.

         "Legal Requirements" means, when described as being applicable to any Person, any and all laws (statutory, judicial or otherwise) ordinances, regulations, judgments, orders, directives, injunctions, writs, decrees or awards of, and any contracts, agreements or undertakings with, any Governmental Authority, in each case as and to the extent applicable to such Person or such Person's business, operations or properties.

         "Lien" shall mean any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

         "Material Adverse Effect" means a material adverse change in, or the occurrence of any event which will or would have a material adverse effect on, the assets, properties, liabilities, business, affairs, results of operations or condition (financial or otherwise) of the Company, other than as a result of general economic conditions in the United States.

         "Material Adverse Effect on the Parent and Merger Sub" means a material adverse change in, or the occurrence of any event which will or would have a material adverse effect on, the assets, properties, liabilities, business, affairs, results of operations or condition (financial or otherwise) of the Parent and Merger Sub, other than as a result of general economic conditions in the United States.

         "Person" means an individual, corporation, partnership, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof.

         "Related Agreements" mean any other agreements or instruments to be executed in connection with the transactions contemplated hereby.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Tax" or "Taxes" shall mean any foreign, federal, state or local tax assessment or governmental charge.

                                   ARTICLE XIV
                                  MISCELLANEOUS

         14.1 AMENDMENTS AND WAIVERS. This Agreement may not be amended, nor any provision hereof waived, unless such amendment or waiver is approved in writing by the Parent and Merger Sub, on the one hand, and the Shareholder, on the other hand. No delay in the exercise of any rights hereunder shall operate as a waiver of any rights of the Parent and/or Merger Sub.

         14.2 NOTICES. All notices, requests, consents, reports and demands shall be in writing and shall be hand delivered, sent by facsimile or other electronic medium, or mailed, postage prepaid, to the Parent and/or Merger Sub or to the Shareholder and/or the Company at the address set forth below or to such other address as may be furnished in writing to the other parties hereto. A notice shall be deemed effective (i) upon delivery, if by hand or overnight courier, (ii) on the date faxed or electronically transmitted, if confirmation of such transmission is obtained, and (iii) upon the third day following mailing as set forth above.

         IF TO THE SHAREHOLDER OR THE      Ronald J. McCracken, President
           COMPANY:                        120 Allen Street
                                           P.O. Box 2049
                                           Easley, South Carolina 29641-2049

         with a copy to:                   Shumaker, Loop & Kendrick, LLP
                                           1000 Jackson Street
                                           Toledo, Ohio 43624-1573
                                           Attention:  David F. Waterman, Esq.

         IF TO THE PARENT OR MERGER SUB:   Hi-Rise Recycling Systems, Inc.
                                           8505 N.W. 74th Street
                                           Miami, Florida 33166
                                           Attention: J. Gary McAlpin

         with a copy to:                   Greenberg Traurig, P.A.
                                           1221 Brickell Avenue
                                           Miami, Florida  33131
                                           Attention: Fern S. Watts, Esq.

         14.3 EXPENSES. Subject to the provisions of SECTIONS 3.2 and 14.4, each of the parties to this Agreement shall bear its own expenses incurred in connection with the negotiation, preparation, execution and closing of this Agreement and the transactions contemplated hereby (it being understood that the Shareholder shall bear all costs and expenses of the Company).

         14.4 INDEMNIFICATION FOR BROKER FEES. The Shareholder agrees to indemnify and save harmless the Parent, Merger Sub, and their respective partners, officers, directors, employees and agents, and the Parent agrees to indemnify and save harmless the Shareholder, and his partners, officers, directors, employees and agents, from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses (including, without limitation, reasonable attorneys' fees and disbursements in connection therewith) for any brokers or finders fees arising with respect to brokers or finders engaged by the indemnifying party.

         14.5 COUNTERPARTS. This Agreement and any exhibit hereto may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement or any exhibit hereto may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

         14.6 EFFECT OF HEADINGS. The article and section headings herein are for convenience only and shall not affect the construction hereof.

         14.7 FURTHER ASSURANCES. Each of the parties shall execute and deliver such documents, and take such other action, as shall be reasonably requested by any other party hereto to carry out the transactions contemplated by this Agreement.

         14.8 GOVERNING LAW; ARBITRATION. This Agreement shall be deemed a contract made under the laws of the State of Florida and together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of such State. Other than with respect to injunctive or equitable relief sought by either party to this Agreement or pursuant to SECTION
3.2 hereof, all disputes arising after the Closing in connection with this Agreement shall be finally settled under the Rules of the American Arbitration Association (the "Rules") by three (3) arbitrators appointed in accordance with the Rules. Any such arbitration shall be held in Miami, Florida pursuant to the Laws of the State of Florida unless the parties hereto mutually agree in writing upon some other location for arbitration. The arbitrators shall not be empowered to award punitive, exemplary and/or consequential damages to any party. There shall be no consolidation of this arbitration with any other dispute or proceeding involving third parties. The provisions of this Agreement shall prevail in case of inconsistency between the Rules and this Agreement.

         14.9 ATTORNEYS' FEES. In the event of a suit for the collection of any damages resulting from, or for the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the non-prevailing party shall pay all reasonable costs, fees (including reasonable attorneys' fees) and expenses of the prevailing party.

         14.10 PUBLICITY. No party hereto shall issue or make, or cause to have issued or made, any public release or announcement concerning this Agreement or the transactions contemplated hereby, without the advance approval in writing of the form and substance thereof by the other party hereto, except as required by law (in which case, so far as possible, there shall be consultation between the parties prior to such announcement).

         14.11 ENTIRE AGREEMENT. This Agreement (including exhibits and schedules), constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and shall supersede all prior negotiations, understandings, agreements, arrangements and understandings, both oral and written, among the parties hereto with respect to such subject matter, including, without limitation, the Letter of Intent dated May 26, 1998 by and among the Parent, the Company and the Shareholder.

         14.12 SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted.

         14.13 BINDING EFFECT AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other party; PROVIDED, HOWEVER, that the Parent may assign its rights (but not its obligations) hereunder to any of its wholly-owned subsidiaries.

         14.14 SPECIFIC PERFORMANCE. Each of the Shareholder and the Company recognizes and agrees that the Parent and Merger Sub shall not have an adequate remedy if either the Shareholder or the Company fails to satisfy the provisions of this Agreement and that damages will not be readily ascertainable, and that the Shareholder and the Company expressly agree that in the event of such failure the Parent and Merger Sub shall be entitled to seek specific performance of the Shareholder's and the Company's obligations hereunder and that neither the Shareholder nor the Company will oppose an application seeking such specific performance.

         IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives as of the date set forth in the first paragraph.

                                    /s/ RONALD J. MCCRACKEN
                                    --------------------------------------------
                                    RONALD J. McCRACKEN

                                    BES-PAC, INC.

                                    By: /s/ RONALD J. MCCRACKEN
                                        ----------------------------------------
                                        Ronald J. McCracken, President

                                    HI-RISE RECYCLING SYSTEMS, INC.

                                    By: /s/ J. GARY MCALPIN
                                        ----------------------------------------
                                        J. Gary McAlpin, Chief Operating Officer

                                    BPI ACQUISITION CORP.

                                    By: /s/ J. GARY MCALPIN
                                        ----------------------------------------
                                        J. Gary McAlpin, President

                                       40